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                                                                    Exhibit 99.2
                              FOR IMMEDIATE RELEASE

                                January 24, 2001

Contact:
Daryl G. Byrd, President and CEO (337) 267-4458 ext. 4708
John R. Davis, Senior Executive Vice President (919) 676-7641

         IBERIABANK Corporation Provides EPS Guidance for 2001 and 2002

          NEW IBERIA, LOUISIANA (NASDAQ/NMS: IBKC) -- IBERIABANK Corporation, the holding company of IBERIABANK (http://www.iberiabank.com) announced today record earnings and EPS comfort ranges for the year 2001 and 2002.

          The Company provided an EPS comfort range for 2001 of $2.36 -to- $2.41 per share. This range equates to growth of 11% -to- 14% over record 2000 EPS results. For 2002, the Company provided guidance of $2.60 -to- $2.70 per share. This 2002 EPS range suggests 10% -to- 14% growth over potential 2001 results. The Company remains comfortable with double-digit EPS growth after 2002.

          At December 31, 2000, IBERIABANK Corporation had assets of $1.4 billion. IBERIABANK operates 23 offices located in south central Louisiana, 11 offices located in northeast Louisiana and seven offices located in the greater New Orleans area.

          To the extent that statements in this report relate to the plans, objectives, or future performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and the current economic environment. IBERIABANK Corporation's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties. A discussion of factors affecting IBERIABANK Corporation's business and prospects is contained in the Company's periodic filings with the Securities and Exchange Commission.